Exhibit 32.1

CERTIFICATE

          As required by 18 U.S.C. Section 1350, (as amended by Section 906 of the Sarbanes-Oxley act of 2002), I certify that:

          (1)        The Annual Report of VirTra Systems, Inc. for the fiscal year ending December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)        The information contained in that Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Perry V. Dalby

Perry V. Dalby

chief executive officer

April 13, 2007